EXHIBIT 10.(iv)(A)(5)

                       AMENDMENT NO. 10 TO
    MONTGOMERY WARD & CO., INCORPORATED STOCK OWNERSHIP PLAN
                      TERMS AND CONDITIONS


          This Amendment No. 10 to the Montgomery Ward & Co., Incorporated Stock Ownership Plan Terms and Conditions ("Amendment No. 10") is consented to and made as of the 22nd day of September, 1994 by and among MONTGOMERY WARD HOLDING CORP., a Delaware corporation (the "Company"), and Bernard F. Brennan, individually and as attorney-in-fact for the other parties to those certain Montgomery Ward & Co., Incorporated Stock Ownership Plan Terms and Conditions as heretofore amended and restated (the "Terms and Conditions").

          WHEREAS, it is desired that the number of directorships of the Company be increased to eleven;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto hereby agree as follows:

          1. Section 5.2 of the Terms and Conditions is hereby amended and restated as of the date hereof as set forth on Exhibit A hereto.

          2. This Amendment No. 10 is adopted by the Company with the consent of the holders of not less than 66 2/3 % of the outstanding Shares, as provided in Section 7.2 of the Terms and Conditions.

          IN WITNESS WHEREOF, the undersigned hereby consent to and execute this Amendment No. 10 as of the day and year first above written.

MONTGOMERY WARD HOLDING CORP.



By:  /s/ Bernard F. Brennan
     Bernard F. Brennan,
     Chairman and Chief Executive Officer





/s/ Bernard F. Brennan,
individually, and as attorney-in-fact for the
beneficial owners of all Shares (as defined
in the Terms and Conditions) held by him as
Voting Trustee under that certain Voting Trust
Agreement dated as of June 21, 1988.


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                            EXHIBIT A

     5.2 Election of Directors. Subject to the limitations set forth herein, and in addition to any provisions relating to the election of directors by the holders of Preferred Stock which are contained in the Certificate of Incorporation and By-laws of the Company, at all times in which this Article V is in effect, the By-laws of the Company shall provide, and the participants agree to vote, for the election of a Board of Directors consisting of eleven members, six to be designated by the Designator and five to be designated by GE Capital. The By-laws shall further provide, and the Participants agree, that, disregarding any directors which may be elected by the holders of Preferred Stock pursuant to the provisions of the Company's Certificate of Incorporation:

               (a)  Intentionally omitted;

               (b) at such time, if any, as GE Capital and the GE Capital Affiliates shall cease to own, in the aggregate, more than 50% of the shares of Common Stock which GE Capital and the GE Capital Affiliates purchased on June 22, 1988, the number of members of the Board of Directors which the Designator shall have the right to designate shall be increased by one and the number of members of the Board of Directors which GE Capital shall have the right to designate shall be reduced by one; and

               (c) at such time, if any, as GE Capital and the GE Capital Affiliates shall cease to own, in the aggregate, 20% or more of the shares of Common Stock which GE Capital and the GE Capital Affiliates purchased on June 22, 1988, GE Capital shall no longer have the right to designate members of the Board of Directors in accordance with the foregoing provisions of this Section 5.2; and the number of directors to be elected shall be reduced to nine, seven to be elected by the holders of Class A Shares, voting as a class, and two to be elected by the holders of Class B Common Stock, voting as a class; provided, however, that as long as that certain Account Purchase Agreement, dated as of June 24, 1988, between Ward and Montgomery Ward Credit Corporation shall be in effect and GE Capital or any GE Capital Affiliate shall own any shares of Class B Common Stock, GE Capital shall have the right to elect one of the two directors to be elected by the holders of Class B Common Stock.

In the event of a vacancy on the Board of Directors, the party who had the right to designate the director whose seat is vacant shall have the right to designate the party who shall fill the vacancy. The party who had the right to designate a director shall also have the right to cause that director to be removed.